UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

KOHL'S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	001-11084	39-1630919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive
Menomonee Falls, Wisconsin		53051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 262 703-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2026, John E. Schlifske notified the Board of Directors (the “Board”) of Kohl’s Corporation (the “Company”) of his decision to retire from the Board and step down as independent Chair of the Board, effective immediately. Mr. Schlifske’s retirement is due to personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Schlifske’s retirement, the Board appointed Wendy Arlin, a current independent director, to serve as Chair of the Board, effective immediately.

Additionally, on July 28, 2026, the Board appointed Niren Chaudhary as a director to fill the vacancy created by Mr. Schlifske’s retirement. Mr. Chaudhary will initially serve on the Audit Committee of the Board.

There are no family relationships between Mr. Chaudhary and any director or executive officer of the Company, and no arrangements or understandings between Mr. Chaudhary and any other person pursuant to which he was selected as a director. Since February 2, 2025, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Mr. Chaudhary had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Chaudhary will participate in the Company’s Non-Employee Director Compensation Program, as described in Exhibit 10.8 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026. Pursuant to the Non-Employee Director Compensation Program, Mr. Chaudhary is expected to receive an equity award on August 14, 2026. This award, which will be comprised of restricted shares, will have a grant date fair value of approximately $145,000, calculated in accordance with FASB ASC Topic 718. The restricted shares will vest on the first anniversary of the grant date.

Item 7.01 Regulation FD Disclosure.

On July 29, 2026, the Company issued a press release announcing the Board Chair transition and the appointment of Mr. Chaudhary to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Further, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K, including the press release furnished as Exhibit 99.1 hereto, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “will,” “believes,” “expects,” “may,” “should,” “could,” “intends,” “anticipates,” “estimates,” “plans,” or similar expressions to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding director committee assignments; the expected timing, value, and vesting of director equity awards; board refreshment and leadership transitions; and the Company’s strategic direction. Forward-looking statements are based on management’s then current views and assumptions and, as a result, are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, in subsequent Quarterly Reports on Form 10-Q, and in other filings with the SEC, which are expressly incorporated herein by reference. Forward-looking statements relate only to the date initially made, and the Company undertakes no obligation to update them.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 29, 2026 regarding Board Chair Transition and New Director Appointment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOHL'S CORPORATION

Date:	July 29, 2026	By:	/s/ Jennifer Kent
Jennifer Kent Senior Executive Vice President, Chief Legal Officer and Corporate Secretary